SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

ITRONICS INC.

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                                           Texas                                 33-18582                           75-2198369

                          (State or other jurisdiction              (Commission File                     (IRS Employer

                                of incorporation)                            Number)                         Identification No.)

6490 So. McCarran Boulevard, Building C, Suite 23 Reno, Nevada         89509

                        (Address of Principal Executive Offices)                          Zip Code

Registrant’s telephone number, including area code: (775) 689-7696

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On April 14, 2005 Mr. Howland Green was appointed to the Company’s Board of Directors. Mr. Green has more than thirty years business management experience in the Green Industry in the northeastern U.S., with extensive knowledge of the Landscape Construction and Maintenance and Wholesale and Retail Nursery markets. Mr. Green also accepted employment with the Company’s wholly-owned subsidiary, Itronics Metallurgical, Inc. (IMI), as Northeast Manager for GOLD’n GRO Sales Development.

Mr. Green is the founding member of the North American Deer Management Network and has been a leader in developing deer repelling products. A combination fertilizer and deer repellant, GOLD’n GRO Guardian, was developed by a joint venture between IMI and Mr. Green. IMI has agreed to acquire Mr. Green’s ownership interest in the GOLD’n GRO Guardian trademark, all product rights, and the rights to the repelling product formula used to make GOLD’n GRO Guardian. The acquisition price is 1,000,000 shares of the Company’s restricted common stock. The valuation of the shares is subject to the completion date of the acquisition documents, but is expected to be in the $60,000 to $70,000 range. In addition, Mr. Green will receive an option to acquire 1,000,000 of the Company’s restricted common shares at $0.10 per share. The first 500,000 shares of the option will become exercisable when the Federal EPA accepts the registration application for the GOLD’n GRO Guardian and the second 500,000 shares of the option will become exercisable when the Federal EPA issues the registration for the GOLD’n GRO Guardian. The entire option is exercisable for two years after the EPA registration is received.

Exhibits:

Exhibit 99            Press release dated April 18, 2005.

Exhibit 99.1         Press release dated April 20, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                          ITRONICS INC.

                                                                                               (Registrant)

Date: April 19, 2005                                                                     By: /S/ John W. Whitney

                                                                                                         John W. Whitney

                                                                                                         President, Treasurer and Director

                                                                                                         (Principal Executive and Financial

                                                                                                         Officer)